EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Omega Commercial Finance Corporation of our report dated April 15, 2013, on the consolidated financial statements of Omega Commercial Finance Corporation as of December 31, 2012 and 2011and for the years then ended.

/S/Bongiovanni & Associates, CPA’s

Bongiovanni & Associates, CPA’s

Cornelius, North Carolina 28031

April 25, 2013